UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011

KEDEM PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137888	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 West Georgia Street, Suite 1500
Vancouver, British Columbia, Canada V6C 3E8
(Address of principal executive offices)

(604) 324-4844
(Registrant’s telephone number, including area code)

Global Health Ventures Inc.
409 Granville Street, Suite 1023
Vancouver, British Columbia, Canada V6C 1T2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 15, 2011, Global Health Ventures Inc. (the “Company”) entered into a debt conversion agreement with Hassan Salari, its President, Chief Executive Officer, Secretary, Treasurer and director, pursuant to which Dr. Salari converted $100,000 worth of debt into 5,000,000 shares of the Company’s Series “A” Preferred Stock at a price of $0.02 per share. The Company issued the 2,000,000 shares in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act (“Regulation S”).

The Company’s reliance on Rule 903 of Regulation S was based on the fact that the shares were sold in an "offshore transaction", as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the sale of the shares, and Dr. Salari is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person.

On September 23, 2011, the Company completed a merger with its wholly owned subsidiary, Kedem Pharmaceuticals Inc., and formally assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State. The subsidiary was incorporated entirely for the purpose of effecting the name change and the merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.

On September 26, 2011, the Company completed a 1 for 20 reverse split of its common stock and effected a corresponding decrease in its authorized capital by filing of a Certificate of Change with the Nevada Secretary of State. As a result of the reverse split, the Company’s authorized common stock decreased from 1,000,000,000 shares to 50,000,000, and its issued and outstanding common stock decreased from 196,333,192 shares to 9,816,660.

In order for the name change and reverse split to be recognized on the OTC Bulletin Board, the Financial Industry Regulatory Authority (“FINRA”) must process the corporate actions.  The Company is in the process of submitting the required documentation to FINRA, but will continue to trade under the name Global Health Ventures Inc. and the symbol “GHLV” until such time as FINRA has declared the name change and reverse split effective.  Once the process has been completed, the Company will file a current report on Form 8-K to announce the effective date and its new trading symbol.

Item 4.01  Changes in Registrant’s Certifying Accountant

On September 23, 2011, the Company was notified that its principal independent accountant, UHY LDMB Advisors Inc. (“UHY”), had resigned its engagement with the Company effective September 23, 2011. The decision of UHY to resign was entirely due to the firm ceasing operations and was accepted by the Board of Directors of the Company (the “Board”) on September 23, 2011. On the same day, the Board approved the engagement of Leed Advisors Inc. (“Leed”) as its new principal independent accountant.

During the Company’s fiscal years ended May 31, 2010 and 2011, and through September 23, 2011, neither the Company nor anyone on the Company’s behalf consulted with Leed regarding any of the following:

(i)
either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to us that Leed concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)
any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of UHY regarding the Company’s financial statements for the fiscal years ended May 31, 2010 and 2011 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2010 and 2011 and through September 23, 2011, the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of UHY, would have caused it to make reference thereto in connection with its report.

During the fiscal years ended May 31, 2010 and 2011 and through September 23, 2011, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Board discussed with UHY the existence of material weaknesses in the Company’s internal control over financial reporting, as more fully described in the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2011, filed on August 24, 2011 with the Securities and Exchange Commission (the "SEC").

The Company requested that UHY furnish it with a letter addressed to the SEC stating whether or not UHY agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 19, 2011, is filed as Exhibit 16.1 to this amended current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
3.10	Articles of Merger filed with the Nevada Secretary of State on September 23, 2011 (incorporated by reference from our Form 8-K filed on September 27, 2011)
3.11	Certificate of Change filed with the Nevada Secretary of State on September 26, 2011 (incorporated by reference from our Form 8-K filed on September 27, 2011)
16.1	Letter from UHY LDMB Advisors Inc. to the Securities and Exchange Commission dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2011	KEDEM PHARMACEUTICALS INC.

	By:	/s/ Hassan Salari
Hassan Salari
President, Chief Executive Officer, Secretary, Treasurer, Director

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